United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 24, 2005
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
230 Third Ave, Waltham, MA 02451
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Effective as of August 24, 2005, the Board of Directors of OXiGENE, Inc. (“OXiGENE” or the “Company”) expanded the size of the Board to seven members and appointed Dr. Richard Chin, M.D., to serve as a Director until the 2006 annual meeting of the Company’s stockholders.
Dr. Richard Chin, M.D., age 38, has served as Senior Vice President and Head of Global Development for Elan Corporation, plc since May 2005 and served as Senior Vice President and Head of Global Medical Affairs of Elan from June 2004 until May 2005. As Senior Vice President and Head of Global Development for Elan Corporation, Dr. Chin has worldwide responsibility for Clinical Development, Regulatory, QA/Compliance, Safety and Medical Affairs. Previously, Dr. Chin served in various clinical and scientific roles of increasing responsibility for Genentech, Inc. between March 1999 and June 2004, and ultimately served as the company’s Group Director and Head of Clinical Research, Biotherapeutics Group. While at Genentech, Dr. Chin championed the Phase I through Phase IV clinical research trials for more than 20 products and 40 indications. He contributed to several projects including Genentech’s anti-VEGF antibody, Lucentis, and served as a Project Team Leader, Avastin™ Non-Oncology Team. Dr. Chin began his career in pharmaceuticals in July 1997 at Proctor and Gamble Pharmaceuticals where he served as Associate Medical Director. Dr. Chin holds a Medical Degree from Harvard Medical School. He received a Masters degree and Bachelor of Arts degree in Law with honors from Oxford University, England under a Rhodes Scholarship. He graduated with a Bachelor of Arts in Biology, magna cum laude, from Harvard University. Dr. Chin is a Diplomate, American Board of Internal Medicine and is licensed to practice medicine in California. He currently serves on the Scientific Advisory Board of Genmedica, located in Barcelona, Spain.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits:

Exhibit Number	Description
99.1	Press Release dated August 24, 2005, reporting appointment of Dr. Chin as a Director of OXiGENE.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2005	/s/ James B. Murphy
James B. Murphy, Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description
99.1	Press Release dated August 24, 2005, reporting appointment of Dr. Chin as a Director of OXiGENE.